UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Furmanite Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND REVOCABILITY OF PROXIES
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL ONE
NOMINEES FOR ELECTION AS DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
PROPOSAL TWO
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

FURMANITE CORPORATION

10370 Richmond Avenue, 6th Floor

Houston, TX 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2012

To the Stockholders of Furmanite Corporation:

Notice is hereby given that the 2012 Annual Meeting of Stockholders of Furmanite Corporation, a Delaware corporation (the “Company”), will be held at 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042 at 9:30 a.m. Central Daylight Savings time on Friday, May 11, 2012 (the “Annual Meeting”) to consider and vote on the following matters:

(1)

The election of four (4) directors nominated by the Company’s Board of Directors to serve until the 2013 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

(2)	To cast a non-binding vote on executive compensation; and

(3)	To consider and act upon any other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on March 22, 2012, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Holders of shares of our common stock as of the record date are entitled to one vote, in person or by proxy, for each share of common stock owned by such holder on all matters properly brought before the Annual Meeting or at any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible so that your voice is heard on these proposals. If you are a registered stockholder, you may vote your shares via the Internet, via a toll-free telephone number, by mail if you receive a printed set of proxy materials, or in person at the Annual Meeting. If you are the beneficial owner of shares of our common stock held in street name, you will receive voting instructions from your broker, bank or other nominee (the stockholder of record). The voting instructions will provide details regarding how to vote these shares.

Pursuant to New York Stock Exchange rules, if you hold your shares in street name, nominees will not have discretion to vote these shares on the election of directors or the advisory vote to approve executive compensation. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of Proposals 1 and 2 set forth in this Proxy Statement at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these proposals.

By Order of the Board of Directors

Robert S. Muff Principal Financial Officer

Houston, Texas

March 29, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE FURMANITE CORPORATION STOCKHOLDER MEETING

TO BE HELD ON MAY 11, 2012

Notice of Internet Availability was mailed to stockholders of record as of March 22, 2012. The annual report and proxy statement are available online at www.proxyvote.com. We encourage you to review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request on or before April 26, 2012.

TO REQUEST MATERIAL: Internet: www.proxyvote.com Telephone: 1-800-579-1639

Email: sendmaterial@proxyvote.com

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES SO YOUR VOICE IS HEARD ON THESE PROPOSALS. IF YOU ARE A REGISTERED STOCKHOLDER, YOU MAY VOTE YOUR SHARES VIA THE INTERNET, VIA A TOLL-FREE TELEPHONE NUMBER, BY MAIL IF YOU RECEIVE A PRINTED SET OF PROXY MATERIALS, OR IN PERSON AT THE MEETING. IF YOU ARE THE BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK HELD IN STREET NAME, YOU WILL RECEIVE VOTING INSTRUCTIONS FROM YOUR BROKER, BANK OR OTHER NOMINEE REGARDING HOW TO VOTE THESE SHARES.

FURMANITE CORPORATION

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2012

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the common stock, no par value (the “common stock”) of Furmanite Corporation (“Furmanite” or the “Company”) on behalf of the Board of Directors of Furmanite for use at the Annual Meeting of Stockholders scheduled to be held at 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042 at 9:30 a.m. Central Daylight Savings time on Friday, May 11, 2012 (the “Annual Meeting”), or at any postponement or adjournment of such meeting. This Proxy Statement is dated March 29, 2012. Copies of the accompanying Notice of Annual Meeting of Stockholders, Proxy Statement and Form of Proxy are being first made available to stockholders on or about March 29, 2012.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), Furmanite has elected to provide access to the proxy materials on the Internet instead of mailing a printed copy of the Company’s proxy materials to its stockholders. Based on this practice, most of the Company’s stockholders have already received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing the Company’s proxy materials on a website referred to in the Notice or requesting to receive printed copies of the proxy materials by mail or electronically by email. If you would like to receive a paper or email copy of the Company’s proxy materials for the Annual Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice of Internet Availability of Proxy Materials. Instead, the Company sent you a full set of our proxy materials, which includes instructions for voting. The Company believes the delivery options that it has chosen will allow the Company to provide its stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

A proxy that has been received by Furmanite management may be revoked by the registered stockholder giving such proxy at any time before it is exercised in the manner set forth below. A registered stockholder is one that holds shares of common stock registered directly in their name with the Company’s transfer agent. A registered stockholder may revoke their proxy (i) by notification in writing given to Robert S. Muff, Principal Financial Officer, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042, (ii) by proper execution of a proxy bearing a later date, (iii) by voting later by telephone (prior to 11:59 p.m., Eastern Daylight Savings Time on May 10, 2012), if such stockholder previously voted by telephone, (iv) by voting later by the Internet (prior to 11:59 p.m., Eastern Daylight Savings Time on May 10, 2012), if such stockholder previously voted by the Internet, or (v) by voting in person at the Annual Meeting. However, mere attendance at the Annual Meeting by a registered stockholder will not itself have the effect of revoking the proxy. If you are not a registered stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, the above described options for revoking your proxy do not apply. Instead, you will need to follow the instructions provided to you by your bank, broker or other nominee to revoke your proxy and submit new voting instructions. A proxy in the accompanying form, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.

Furmanite’s principal executive offices are located at 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042, and its telephone number is (972) 699-4000.

At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the Annual Meeting, other than as set forth in the notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

The Board of Directors of Furmanite has fixed the close of business on March 22, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 37,242,575 shares of Furmanite common stock outstanding, and each holder of common stock on the Record Date will be entitled to one vote for each share held by them for each matter to be presented at the Annual Meeting. In order to carry on the business of the Annual

Meeting, the Company must have a quorum. This means at least a majority of the shares of common stock outstanding as of the record date must be represented at the Annual Meeting, either by proxy or in person. Abstentions and broker non-votes (if any), which are described in more detail below, will be counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to all persons who are known by Furmanite to be the beneficial owner of more than 5% of the common stock as of the dates indicated below:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership*	Percent of Class**

GAMCO Investors, Inc. et al (1)	Common Stock	2,641,972	7.1%
One Corporate Center
Rye, New York 10580-1435

NorthPointe Capital LLC (2)	Common Stock	2,565,564	6.9%
101 W. Big Beaver, Suite 745
Troy, MI 48084

*

Pursuant to SEC rules, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days.

**	Based on 37,242,575 shares of the Company’s common stock issued and outstanding as of March 22, 2012.

(1)

GAMCO Investors, Inc. (“GBL”) (together with certain affiliates, subsidiaries and related individual group trusts and accounts) reported dispositive and voting power with respect to all such shares in the Schedule 13D/A filed by such stockholder with the SEC on November 10, 2011 (the “Gabelli Schedule 13D/A”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that (i) GAMCO Asset Management Inc. does not have authority to vote 30,000 of such shares, (ii) Gabelli Funds, LLC has sole dispositive and voting power with respect to the shares held by the Funds (as defined in the Gabelli Schedule 13D/A) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances, such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP, Inc. is indirect with respect to shares beneficially owned directly by other reporting persons.

(2)

NorthPointe Capital, LLC reported sole voting power with respect to 2,002,021 shares and sole dispositive power with respect to all 2,565,564 shares in the Schedule 13G filed by such stockholder with the Securities and Exchange Commission on February 9, 2012 pursuant to the Exchange Act.

Security Ownership of Management

The following table sets forth information as of March 22, 2012 with respect to shares of common stock beneficially owned by (a) each of the directors and nominees for director; (b) each of the Company’s Named Executive Officers; and (c) all of the current directors and executive officers as a group. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.

Name	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class**
Charles R. Cox	Common Stock	533,035	(2)(3)(6)	1.4%
Chairman of the Board and Chief Executive Officer

Joseph E. Milliron	Common Stock	202,658	(2)(5)(6)	*
President and Chief Operating Officer

Robert S. Muff	Common Stock	37,470	(2)(6)	*
Principal Financial Officer

John J. Mannion	Common Stock	-		*
Treasurer

John Tomasso (7)	Common Stock	7,000		*
Vice President of Legal & Administration and Secretary

Sangwoo Ahn	Common Stock	422,669	(2)(4)	1.1%
Presiding Non-Executive Director

Kevin R. Jost	Common Stock	52,500	(3)	*
Director

Hans Kessler	Common Stock	211,579	(2)(4)	*
Director

Ralph Patitucci	Common Stock	20,000	(5)	*
Director

All Current Directors and Executive Officers as a group (8 persons) (8)	Common Stock	1,479,911		4.0%

*	Less than one percent.

**	Based on 37,242,575 shares of the Company’s common stock issued and outstanding as of March 22, 2012.

(1)

Shares listed include those beneficially owned as determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the beneficial owner has sole dispositive and voting power with respect to all shares indicated.

(2)

Includes 100,000, 60,000, 19,000, 50,000, and 50,000 shares that Messrs., Cox, Milliron, Muff, Ahn, and Kessler, respectively, have the right to acquire within 60 days of March 22, 2012, pursuant to options granted by the Company.

(3)	Includes 40,000 shares which may not be sold while the holder is serving as a Director of the Company.

(4)	Includes 70,000 shares which may not be sold while the holder is serving as a Director of the Company.

(5)	These 20,000 shares may not be sold while the holder is serving as a Director of the Company.

(6)	Includes 687, 9,093 and 8,470 shares that Mr. Cox, Mr. Milliron and Mr. Muff, respectively, have in the Company’s 401(k) Plan as of December 31, 2011.

(7)	Mr. Tomasso resigned on December 31, 2011.

(8)	Includes only those directors and executive officers as of the date of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, and individuals beneficially owning more than 10% of the Company’s common stock, to file reports of security ownership and changes of security ownership in the Company’s equity securities with the SEC. These reports are generally due within two (2) business days of the transaction giving rise to the reporting obligation. Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, or written representations that no other reports were required, the Company believes that, during the year ended December 31, 2011, all filings required to be made by reporting persons with respect to the Company were timely made in accordance with all applicable reporting requirements under Section 16(a).

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, holders of common stock as of the Record Date will consider and vote for each of the nominated members of the Company’s Board of Directors of Furmanite (the “Board” or “Board of Directors”). The Board of Directors has nominated Charles R. Cox, Sangwoo Ahn, Kevin R. Jost, and Ralph Patitucci for election as directors of the Company. As previously disclosed by the Company, on January 27, 2012 Hans Kessler informed the Board of his desire to retire effective as of the Annual Meeting and not stand for re-election as a director of the Company at the Annual Meeting. As a result, Mr. Kessler has not been nominated for re-election as a director. The directors that are elected will hold office until the 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All four director nominees proposed by the Board for election by the holders of common stock are incumbent directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the Annual Meeting, proxies which do not withhold authority to vote for directors may be voted for a substitute in accordance with the best judgment of the person or persons authorized by such proxies to vote.

Stockholders may vote for all the nominees, withhold authority to vote for one or more of such nominees, or withhold authority to vote for all of such nominees. As a result, there will not be any abstentions on this proposal. Each properly executed proxy received in advance of the commencement of the Annual Meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by their proxy will be voted for the nominees listed therein or, in the circumstance noted above, for other nominees selected by the Board. The withholding of authority and any broker non-votes will have no effect upon the election of directors (except for purposes of determining a quorum) because Furmanite’s By-laws provide that directors are elected by a plurality of the votes cast, which means that the four nominees who receive the highest number of votes in favor of his or her election at the Annual Meeting will be elected to the Board. A broker non-vote occurs when a registered broker, who holds securities for customers in street name, has not received voting instructions from a customer having beneficial ownership in the securities and the registered broker lacks discretionary voting power to vote such shares. A registered broker does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. As the proposal to elect directors is a non-routine matter under applicable New York Stock Exchange (“NYSE”) rules, your registered broker cannot vote without voting instructions from you.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the four director nominees.

NOMINEES FOR ELECTION AS DIRECTORS

The following table sets forth: (i) the name and age of each nominee for director listed in the enclosed form of proxy for the Company; (ii) the principal occupation and business experience during the last five years of such nominee; and (iii) the year during which such nominee first became a director of Furmanite.

		First Year as
		Director of
Name	Principal Occupation and Business Experience	the Company	Age
Charles R. Cox	Chairman of the Board and Chief Executive Officer of Furmanite Corporation(1)	1995	69

Sangwoo Ahn	Investor(2)	1989	73

Kevin R. Jost	Retired president of Honeywell Imaging and Mobility(3)	2010	57

Ralph Patitucci	Owner of Index Services, Inc. and Investor (4)	2011	65

(1)

Mr. Cox has 39 years of leadership experience in the industrial services, engineering and construction industry, including 29 years with Fluor Corporation (“Fluor”). His senior executive roles at Fluor include United States and global operations, serving clients in a wide range of industries. After retiring from Fluor in 1998, he served as chairman and CEO of WRS Infrastructure & Environment, Inc. from 2001 to 2006. Since then, he has been engaged as a business consultant to a private equity firm. Mr. Cox has been a director of the Company since 1995 and was a member of the Nominating and Governance Committee, and chairman of the Compensation Committee from 1995 to 2010 and served on the Audit Committee from 2005 to 2010. Mr. Cox was named Chairman of the Board and Chief Executive Officer effective March 10, 2010 subsequent to the retirement of Michael L. Rose, who had previously served as the Company’s Chairman of the Board and Chief Executive Officer from January 1, 2009 until his retirement in March 2010. Mr. Cox also previously served on the boards of two other publicly traded firms, Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE:KPP).

(2)

Mr. Ahn has served on Furmanite’s Board of Directors since 1989 and as a member of the Audit Committee since 1990, (Chairman since 1997) in addition to serving as Chairman on the Nominating and Governance Committee since 1998 and as a member of the Compensation Committee since 2006. Now retired, Mr. Ahn was a founding partner of Morgan, Lewis, Githens & Ahn, an investment banking firm. Since 1986, Mr. Ahn has served as a Director of PAR Technology Corporation (NYSE: PTC), a publicly-traded company that delivers solutions for the hospitality, logistics and government industries. Mr. Ahn’s extensive knowledge of economic and financial information was attained through his involvement in the management of public companies over the past 40 years.

(3)

Mr. Jost has served on Furmanite’s Board of Directors since March 2010 and he became Chairman of the Compensation Committee and a member of the Audit Committee and the Nominating and Governance Committees at such time. Mr. Jost is the former president of Honeywell Imaging and Mobility (previously Hand Held Products, Inc.), a manufacturer of data collection and management solutions. Mr. Jost was president and CEO of Hand Held Products from its inception in 1999 until it was acquired by Honeywell in 2007, and continued to serve as the company’s chairman and CEO through his retirement in December 2008. From 1982 until 1999, Mr. Jost was Vice President and general manager of Welch Allyn Data Collection, a division of Welch Allyn, Inc., which acquired Hand Held Products. The company continued under the name of Hand Held Products. Since 2004, Mr. Jost has served as a member of the board of directors of PAR Technology Corporation.

(4)

On October 12, 2011 Mr. Patitucci was appointed to Furmanite’s Board of Directors. Mr. Patitucci was also appointed as a member of the Compensation Committee, the Audit Committee and the Nominating and Governance Committee at such time. Mr. Patitucci began his career in 1972 with General Electric Company (NYSE:GE), assuming positions of increasing responsibility over a 17 year period. His experience at GE included an international assignment, serving as Chairman, President & CEO of Samsung Medical Systems, Inc., the first joint venture corporation between GE and The Samsung Group. In 1996, Mr. Patitucci founded Index Services Inc., a consulting and private investment firm. Under the Index Services umbrella, Mr. Patitucci has led a series of private equity investments in a variety of corporations, taking an active role in the management and Boards of those entities. Currently Mr. Patitucci serves as Chairman and CEO of Guy & O’Neill Corporation, a leading contract manufacturer in the wet wipes and liquid filling industry. Mr. Patitucci has an active role in the day to day operations of such corporation.

When considering whether director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to effectively satisfy its oversight responsibilities in light of the Company’s business and structure, the Board of Directors and the Nominating and Governance Committee focused primarily on the information discussed in each of the directors’ individual biographies set forth above.

In particular, with regard to Mr. Cox, the Board of Directors considered his strong background in corporate governance and management skills gained through his experience as a senior executive of a major publicly-traded E & C company and as Chief Executive Officer of a privately held technical services company. With regards to Messrs. Ahn and Jost, the Board of Directors considered their respective experiences as directors of publicly-traded companies. In addition, the Board of Directors also considered Mr. Ahn’s strong background in management and financial matters gained through his experience of managing publicly traded companies and Mr. Jost’s business and management expertise gained through his experience in executive management and CEO roles in multi-national companies. With regard to Mr. Patitucci, the Board of Directors considered his substantial experience with a major multi-national company and his expertise in managing business operations.

The Board of Directors has affirmatively determined that all of the nominee directors are independent of the Company and its management under New York Stock Exchange listing standards and the standards set forth in the Company’s Corporate Governance Guidelines, except for Charles R. Cox who was appointed Chief Executive Officer of the Company on March 10, 2010.

The Board of Directors also determined that each of the members of the Audit, Nominating and Governance and Compensation Committees has no material relationship with Furmanite and is independent within the meaning of Furmanite’s director independence standards and New York Stock Exchange listing standards.

EXECUTIVE OFFICERS

The following table sets forth the names, positions, years of service with Furmanite and ages of the executive officers of the Company, other than Charles R. Cox whose biographical information is included above under “Nominees for Election as Directors”:

		Years of
		Service in
Executive Officers	Office	Office	Age

Charles R. Cox	Chairman of the Board and Chief Executive Officer	2	69

Joseph E. Milliron(1)	President and Chief Operating Officer	7	57

Robert S. Muff(2)	Principal Financial Officer	4	52

John J. Mannion(3)	Treasurer	1	45

(1)

Mr. Milliron was appointed President and Chief Operating Officer effective January 1, 2009. He joined Furmanite Worldwide, Inc. in August 2005 as Chief Operating Officer of the technical services business unit and was named Executive Vice President and Chief Operating Officer of the Company in June 2007. Mr. Milliron was a business consultant from 2004 until joining Furmanite and served in various positions of responsibility at CooperHeat-MQS, Inc., an international industrial services company, from 1991 and as Chief Executive Officer, President and a Director from 1999 until 2004. Mr. Milliron has over 30 years of experience, both domestic and international, in industrial contracting service.

(2)

Mr. Muff joined Furmanite Worldwide, Inc. in June 2008 as Controller. In 2009, Mr. Muff was named Controller and Principal Accounting Officer and he was named Principal Financial Officer in March 2010. Prior to joining Furmanite, Mr. Muff was the Assistant Controller from October 2007 to June 2008 of Rexel, Inc., U.S. subsidiary of Rexel Group, a worldwide distributor of electrical supplies, listed on the Paris stock exchange (Euronext: RXL). From February 2004 to October 2008 Mr. Muff served in various financial roles, ultimately as Assistant Controller, with Dresser, Inc. a worldwide manufacturer and marketer of highly engineered energy infrastructure and oilfield products and services. Mr. Muff was employed by various public accounting firms from 1991 to 2004. Mr. Muff is a certified public accountant.

(3)

Mr. Mannion joined Furmanite Worldwide, Inc. in December 2011 as Treasurer and was named an Executive Officer of Furmanite Corporation in January 2012. Prior to joining Furmanite, Mr. Mannion was Assistant Treasurer from 2009 to 2011 at Plains All American Pipeline, L.P. (NYSE: PAA), a master limited partnership engaged in transportation, storage and marketing of crude oil, natural gas and related petroleum products in the United States and Canada. From 2004 to 2008 Mr. Mannion served as Vice President, Treasurer of Quanex Building Products Corporation (NYSE: NX) and its former parent, Quanex Corporation, a manufacturer of vehicular and building products. Mr. Mannion held various positions in the commercial airline industry with Northwest Airlines, Inc., Continental Airlines, Inc. and ExpressJet Holdings, Inc. from 1992 to 2004.

CORPORATE GOVERNANCE

Board of Directors 2011

The Board of Directors of the Company is currently comprised of five members. During 2011, the Board held six meetings, including regularly scheduled and special meetings. During 2011, each of the director nominees who were directors at that time attended at least seventy-five percent (75%) of the total number of meetings of the Board and the committees on which he served during the period he was a director. The Company does not have a policy with respect to director attendance at annual meetings of stockholders, and only the Chairman of the Board attended the 2011 Annual Meeting of Stockholders.

For the fiscal year 2011, a majority of the members of the Board of Directors were “independent” within the meaning of the listing standards of the NYSE. The independent directors for 2011 were: Sangwoo Ahn, Kevin Jost, Hans Kessler, and Ralph Patitucci as of October 13, 2011. Mr. Ahn also serves as Presiding Non-Executive Director of the Board of Directors. The Board of Directors has determined that none of these directors has any material relationship with the Company or its management that would impair the independence of their judgment in carrying out their responsibilities to the Company. In making this determination, the Board of Directors considers all relevant facts and circumstances, not merely from the directors’ standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationship. The Board also considers any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, between the Company or any of its subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of the last three fiscal years.

Corporate Governance Guidelines

Corporate governance guidelines have been adopted by the Board of Directors and address director qualification standards; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and an annual performance evaluation of the Board. The Corporate Governance Guidelines are available on the Company’s website at www.furmanite.com, and in print without charge upon written request to Investor Relations, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer, principal accounting officer and the directors. Copies of the Code of Ethics are available on the Company’s website at www.furmanite.com and will be provided without charge upon written request to Investor Relations, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042. The Company intends to post on the Company’s website any amendments to, or waivers of, the Code of Ethics applicable to executive officers and directors should such arise.

Executive Sessions of Non-Management Directors

The non-management directors of the Company, which are all of the Board members other than the Chairman, meet at regularly scheduled executive sessions without management. Mr. Ahn serves as the presiding non-executive director at those executive sessions.

Communications with Directors

The Board of Directors has established a process for the Company’s stockholders and other interested parties to communicate with the Presiding Non-Executive Director, the Board of Directors as a whole, the non-management or independent directors as a group, or any committee or individual member of the Board of Directors. Such communication should be in writing, addressed to Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042 in care of Chairman of the Nominating and Governance Committee. All such correspondence is reviewed by such individual, who will forward the material to the applicable director (excluding routine advertisement and business solicitations).

Board Leadership Structure

The Board of Director’s policy with respect to the separation of Chairman and Chief Executive Officer positions is that the interests of the Company’s stockholders are best served by a policy that enables the Board of Directors to make a determination regarding its Chairman based on the Company’s needs and the particular skill sets that are available at the time. The Company’s Board of Directors has decided to combine the role of Chairman and Chief Executive Officer. The Board of Directors believes that the Company’s Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with the Company’s business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board of Directors. In addition, on April 1, 2010, Mr. Ahn was named Presiding Non-Executive Director. In such role, Mr. Ahn assists the Chairman and the remainder of the Board of Directors in assuring effective corporate governance in managing the affairs of the Board of Directors and the Company. The Company’s Board of Directors recognizes that no single leadership model is right for all companies at any particular time and that, depending on the circumstances, other leadership models, such as a separate Chairman and Chief Executive Officer, might become appropriate.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

The Audit Committee of the Board of Directors is charged by its charter with the responsibility to discuss with management the Company’s policies and procedures to assess, monitor and manage significant risks or exposures and the steps management has taken to monitor and control such risks, including business risk and legal and ethical compliance programs such as the Company’s Code of Ethics.

In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which is described below.

Audit Committee

The Board has an Audit Committee, which for the year 2011 was comprised of Sangwoo Ahn (Chairman), Kevin Jost, Hans Kessler, and Ralph Patitucci as of October 13, 2011. Each of the members of the Audit Committee was independent as defined under the listing standards of the NYSE and the Exchange Act, and the Board of Directors of Furmanite has determined that Mr. Ahn is an “audit committee financial expert” as defined in the rules promulgated by the SEC. Mr. Ahn serves on the audit committee of one public company other than Furmanite. The Audit Committee and the Furmanite Board have determined that Mr. Ahn’s simultaneous service on another audit committee will not impair his ability to effectively serve on the Furmanite Audit Committee. The Audit Committee held six meetings during 2011, including regularly scheduled and special meetings, and each of the committee members attended all of the meetings who were committee members at that time.

The functions of the Audit Committee include the selection, engagement and retention of the independent accountants, the planning of, and fee estimate approval for, the annual audit of the consolidated financial statements, the review of the results of the examination by the independent accountants of the consolidated financial statements, the pre-approval of any non-audit services performed by the independent accountants and consideration of the effect of such non-audit services on the accountants’ independence. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the entire Board of Directors of Furmanite, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman of the Audit Committee, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042.

Compensation Committee

The Board has a Compensation Committee, which for 2011 was comprised of Kevin Jost (Chairman), Hans Kessler, Sangwoo Ahn and, Ralph Patitucci as of October 13, 2011, each of whom was “independent” as defined under the listing standards of the NYSE. The function of the Compensation Committee is to review and approve the compensation programs for the Named Executive Officers and other key personnel of Furmanite and its subsidiaries and to review and approve incentive, share option or other bonus plans or programs for the Named Executive Officers and other key employees of Furmanite and its subsidiaries. The Compensation Committee held six meetings during 2011, including regularly scheduled and special meetings, which were attended by all of the committee members who were members at the time of such meetings. The Compensation Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company during 2011 or during any previous year or had any relationship requiring disclosure pursuant to SEC rules. In addition, during 2011, none of the Company’s executive officers served as:

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee;

•	a director of another entity, one of whose executive officers served on the Compensation Committee; or

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of the Company’s directors.

Nominating and Governance Committee

The Board has a Nominating and Governance Committee, which for 2011 consisted of Sangwoo Ahn (Chairman), Hans Kessler, Kevin Jost, and Ralph Patitucci as of October 13, 2011, each of whom is “independent” as defined under the listing standards of the NYSE and who constituted all of the non-employee directors. The Nominating and Governance Committee held two meetings during 2011, which were attended by all of the standing committee members as of the date of the meetings.

The Nominating and Governance Committee considers and recommends future nominees to the Board, including nominees recommended by stockholders of the Company. The Nominating and Governance Committee ensures that the composition of the Board reflects a broad range of skills, expertise, industry knowledge, contacts relevant to the Company’s business and diversity — diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Company’s Board of Directors at that point in time.

Recommendations for nominees for election at the 2013 Annual Meeting of Stockholders must be submitted in writing by December 9, 2012, to the Principal Financial Officer of the Company, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042. Any submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Furmanite if elected by the stockholders.

Certain information concerning the consideration by the Nominating and Governance Committee of director candidates proposed by stockholders, specific minimum qualifications which the Nominating and Governance Committee believes must be met for a nominee to be considered to serve as a director of the Company, any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, and the process for identifying and evaluating nominees, including those recommended by stockholders, are contained in the Company’s Corporate Governance Guidelines, described above.

The Nominating and Governance Committee also develops and recommends to the Board corporate governance guidelines for the Company and reviews, from time to time, the Company’s policies and processes regarding principles of corporate governance. The Nominating and Governance Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is seeking a non-binding advisory vote from its stockholders to approve the compensation of the Name Executive Officers (“say on pay”) as described in detail under “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. At the Company’s 2011 Annual Meeting of Stockholders, the Company submitted a say on pay proposal to its stockholders and a proposal to recommend the frequency for which the Company would hold future say on pay votes.

At the 2011 Annual Meeting, the Company’s stockholders supported holding an annual say on pay vote, and the Board of Directors has determined that it will submit such vote to the Company’s stockholders every year at the Company’s annual meeting. As a result, the Company will submit a say on pay proposal to its stockholders at each annual meeting until the Company is required to submit to its stockholders another proposal on the frequency of such vote within the next five years.

This proposal gives stockholders the opportunity to express their views on the Company’s executive officer compensation. Because a stockholder’s vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when making future executive officer compensation decisions.

As discussed below under “Compensation Discussion and Analysis”, the Company believes that its compensation policies and decisions are designed to deliver a performance-based pay philosophy, are aligned with the long-term interests of stockholders and are competitive. The Company’s principal compensation policies enable it to attract and retain talented executive officers to lead the Company in the achievement of its business strategy. The Company believes its compensation policies balance short-term and long-term incentives that promote the creation of stockholder value.

The Company is presenting this proposal, which gives the stockholder the opportunity to approve its executive officer compensation as disclosed in this Proxy Statement by voting on the following resolution:

Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

You have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting on this non-binding resolution relating to executive compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on a non-binding, advisory basis, the Company’s executive compensation. Broker non-votes (if any) and abstentions will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis presents information about the compensation programs for senior executives and key personnel of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table on page 19.

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Kevin R. Jost (Chairman), Sangwoo Ahn, Hans Kessler and Ralph Patitucci and is charged with the responsibility of reviewing and approving the compensation programs for the Company’s named executive officers, who are set forth in the Summary Compensation Table, (the “Named Executive Officers”), and key personnel of Furmanite and its subsidiaries and to review and approve incentive, share option or other bonus plans or programs for the Named Executive Officers and key employees of Furmanite and its subsidiaries. All members of the Committee are independent under applicable NYSE standards. Specific duties and responsibilities include but are not limited to:

•	Establish and oversee the Company’s executive compensation policy and strategy.

•

Review and approve compensation goals and objectives for the Chief Executive Officer (“CEO”), evaluate the CEO’s performance relevant to those goals and determine and approve the CEO’s compensation based upon the results of the evaluation.

•	Provide recommendations to the Board of Directors regarding the compensation of the Company’s officers.

•	Develop performance targets and criteria underlying the Company’s various incentive compensation plans and administer stock-based compensation plans.

•

Interact in its discretion with outside advisors, consultants or internal employee resources as appropriate regarding the Company’s current compensation and benefit plans as well as periodic assessment of current market practices, trends and legislative developments which affect compensation and benefit plans.

•	Monitor regulations guiding corporate governance policies and procedures pertaining to executive compensation as governed by the SEC, NYSE and other regulatory authorities.

•	Review and determine Company programs to provide compensation to non-employee directors.

•	Provide assurance that the Company’s compensation program for the CEO and other officers is aligned with the Company’s overall business strategy and focuses upon value to the Company’s stockholders.

The executive compensation strategy is based on the following principals and objectives:

•

Executive compensation should be aligned with the organization’s overall business strategy of focusing upon growth opportunities in private industry, continual improvements in operating profits efficiency and service levels and preparing for a more competitive environment in consolidating industries.

•

Compensation should be commensurate with the achievement of increased returns to stockholders, the officers’ individual contributions to the organization and comparability to market data of business enterprises similar in size and scope to the Company’s operations.

•	Overall pay targets should reflect the Company’s intent to pay executive base salaries at levels consistent with available established market data surveys.

•	Key executives, responsible for establishing and executing the Company’s business strategy, should have incentive opportunities that are tied to the creation of stockholder value.

•

To the extent that is practical and consistent with the overall corporate business strategy, Company incentive plans should be in full compliance with Internal Revenue Code provisions allowing tax deductibility for executive compensation.

•	Stock ownership is an important component for ensuring executives’ and key employees’ interests are aligned with those of stockholders.

•	To facilitate stock ownership for executives, the Company should provide stock-based incentive plans that focus on the creation of stockholder value.

•

The compensation strategy for the Company should continue to place a greater emphasis on stock-based incentives and related long-term opportunities, with limited availability to special executive benefits and perquisites.

Elements of Compensation

The principal elements of compensation available to the Compensation Committee with respect to compensation for the Named Executive Officers include base salary, annual bonus opportunity, long-term equity-based incentives (stock options, restricted stock or restricted stock units), and retirement benefits that are the same as those provided to all employees and which support the Company’s objectives and goals.

The Compensation Committee annually reviews the compensation of the Company’s Chief Executive Officer. The review includes the Company’s operations and results as well as leadership skills of the Chief Executive Officer. The Compensation Committee also assesses the Chief Executive Officer’s ability to meet the goals and objectives that are set forth by the Board of Directors in strategic planning, short-term and long-term financial results and succession planning. The Compensation Committee, with the advice of the Chief Executive Officer for other Named Executive Officer positions, reviews these elements of compensation on an as needed basis taking into consideration each Named Executive Officer’s past and expected contributions to the Company’s business. In designing executive compensation, the Compensation Committee considers the accounting and tax effect that the components will or may have on the Company or the Named Executive Officers.

Base salaries are intended to be competitive with the marketplace, taking into account the scope of responsibility, the relevant background, experience and tenure and the past and future potential contributions of the Named Executive Officers to the Company. Base salaries should offer the executive security and allow the Company to maintain a stable management team. Available data on base salaries of executive officers of companies of similar revenue size and/or market value providing similar services to similar customers within the same industry, which is typically gathered through searches of publicly available information or from published salary survey sources, are periodically compared to the Named Executive Officers’ base salaries with the objective of keeping base salaries at comparable levels. The Compensation Committee reviews the base salaries of the Named Executive Officers on an annual basis, or as otherwise dictated by special circumstances (e.g., promotions, new hires, etc.). In addition, the Compensation Committee reviews the Company’s annual operating results, and in consideration of other relevant internal and external factors, including, but not limited to, factors impacting such results, provides recommendations to the Board of Directors for discretionary annual bonuses to the Named Executive Officers as deemed appropriate.

The Compensation Committee believes that Named Executive Officers should have a meaningful portion of their total compensation opportunity linked to increasing shareholder value through the Company’s business strategy of focusing upon growth opportunities and continued improvements in operating profits as well as service levels. The Compensation Committee utilizes long-term equity awards, such as stock options, restricted stock awards, and restricted stock units, to Named Executive Officers as long-term equity-based incentives that most closely align their interests with stockholders. The Compensation Committee believes that base salaries and long-term equity-based incentives provided to Named Executive Officers are appropriate to align the interests of Named Executive Officers with interests of the stockholders. The Compensation Committee’s compensation strategy will continue to place a greater emphasis on long-term equity-based incentives, and will consider the cost-effectiveness of such incentives, evaluating the impact of charges to earnings versus the perceived net-of-tax value of the stock options to the holder in the determination of appropriateness of such incentives.

Stock options are issued as approved by the Compensation Committee with an exercise price equal to the closing price of the Company’s common stock on the date of the grant and typically vest over a five-year period. The Compensation Committee considers the level of stockholdings of each of the Named Executive Officers and alternative forms of incentive compensation and the past and future potential contributions of the Named Executive Officers to the Company that will create value for the Company’s stockholders in determining the granting and vesting of restricted stock awards. The amounts as well as timing of the grants to each Named Executive Officer may vary each year based on the executive’s performance and the executive’s total compensation package.

Named Executive Officers may participate in the Company’s Savings Investment Plan (the “401(k) Plan”) and other employee benefits that are provided or available to all employees, including medical insurance and life and disability insurance. The Company has no supplemental benefit or deferred compensation plans that provide benefits to Named Executive Officers that are not available to all employees. Perquisites available to Named Executive Officers are minimal in amount and do not exceed $10,000 per person. The Company does not provide Named Executive Officers with company cars or country club memberships and does not own or lease an aircraft. The Company does not have employment agreements with its Named Executive Officers and does not have an established policy related to stock ownership guidelines. Since the Named Executive Officers did not earn awards or payments based upon performance measures in 2011, the Company did not have a policy regarding the adjustment or recovery of awards or payments if performance measures were restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Compensation Committee will evaluate “clawback” policies and their applicability to the compensation programs for Named Executive Officers as such compensation awards are earned.

Historically, the Compensation Committee has not engaged in a formal benchmarking process, but may retain consultants or interact with internal employee resources personnel as it deems appropriate regarding the Company’s current compensation, current market practices and trends which may affect compensation. Also, the Compensation Committee evaluates broad-based surveys prepared by services such as Equilar and Salary.com as part of determining executive compensation. The surveys include companies in similar industries and/or with similar revenues to the Company and are used in aggregate form with no individual company used in a formal benchmarking process. The Company does not provide any input with respect to the identification of these companies. Following a review of individual performance, comparative compensation levels were informally referenced among the previous mentioned factors.

The Compensation Committee uses the above elements of compensation to attract and retain Named Executive Officers and maintain a stable team of effective leaders, to balance the compensation of the Named Executive Officers with the short-term and long-term objectives of the Company and to align the interests of the Named Executive Officers with the stockholders. Prior compensation or amounts realizable from prior compensation are not considered in setting other elements of compensation.

In the 2011 review of compensation for the Named Executive Officers, the following companies were selected by the Compensation Committee based on their provision of similar services, as determined by the Compensation Committee, within the Company’s industry, for compensation comparison purposes: Team Inc., Matrix Service Company, Michael Baker Corporation, and ENGlobal Corporation. The Compensation Committee reviewed this information as part of its analysis, but did not attempt to quantify the Company’s compensation against this group of companies or set the compensation of the Company’s executives to be within the range of compensation provided by these companies to their executives.

The Compensation Committee believes that stock options may not always be a cost-effective incentive when they result in charges to earnings that are greater than the perceived net-of-tax value of the stock options to the holder. The Compensation Committee considers the level of stockholdings of each of the Named Executive Officers and alternative forms of incentive compensation and the past and future potential contributions of the Named Executive Officers to the Company that will create value for the Company’s shareholders in determining the granting and vesting of restricted stock awards.

The Compensation Committee awarded discretionary bonuses to Mr. Cox, Mr. Milliron and Mr. Muff, and on March 2, 2012 awarded Messrs. Cox, Milliron and Muff 25,036, 17,883 and 7,153 restricted stock units, respectively, which vest at a rate of 33.3% annually beginning March 2, 2013. The discretionary bonuses and stock options were based on the Company’s strategic planning goals and objectives, and the Named Executive Officers’ performance and total compensation package.

Risk – Related Compensation Policies and Practices

The Board of Directors has determined that the Company’s policies and practices regarding compensating its employees do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

2011 “Say-on-Pay” Advisory Vote on Executive Compensation

Furmanite provided its stockholders with a “say on pay” advisory vote on executive compensation in 2011 under recently adopted Section 14A of the Exchange Act. At the Company’s 2011 Annual Meeting of Stockholders, Furmanite’s stockholders expressed substantial support for the compensation of the Company’s named executive officers, with approximately 82% of the votes cast for approval of the “say on pay” advisory vote on executive compensation. The Compensation Committee evaluated the results of the 2011 advisory vote at a meeting in May of 2011. The Compensation Committee also considered many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. While each of these factors bore on the Compensation Committee’s decisions regarding the Company’s named executive officers’ compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2011 “say on pay” advisory vote.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

To the Board of Directors of

Furmanite Corporation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for fiscal year 2011 (included in this proxy statement) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Members of the Compensation Committee

Kevin R. Jost, Chairman

Sangwoo Ahn

Hans Kessler

Ralph Patitucci

Dated: March 29, 2012

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth information concerning the annual and long-term compensation paid for services to the Company in all capacities for the fiscal years ended December 31, 2011, 2010 and 2009 to each of the Named Executive Officers of Furmanite:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(2)	Option Awards ($)(f)(2)	All Other Compensation ($)(i)(1)	Total ($)(j)

Named Executive
Officers:

Charles R. Cox	2011	439,583	75,000	150,000	-	10,592	675,175
Chairman of the Board and Chief	2010	333,333	300,000	-	210,424	112,500	956,257
Executive Officer(4)

Joseph E. Milliron	2011	389,583	60,000	125,000	-	20,741	595,324
President and Chief Operating	2010	350,000	225,000	-	51,654	9,800	636,454
Officer (effective January 1, 2009)	2009	350,000	-	-	-	14,700	364,700

Robert S. Muff	2011	244,792	30,000	80,000	103,853	22,211	480,856
Controller, Principal Accounting Officer	2010	214,344	100,000	-	100,356	8,574	423,274
and Principal Financial Officer	2009	174,249	10,858	-	-	5,355	190,462

John Tomasso	2011	200,000	-	-	-	-	200,000
Vice President of Legal &	2010	32,576	-	-	121,376	-	153,952
Administration and Secretary (3,4)

(1)

Includes the Company’s contributions in 2011, 2010 and 2009, respectively, to the 401(k) Plan on behalf of Mr. Milliron ($14,700, $9,800 and $14,700) and Mr. Muff ($14,079, $8,574 and $5,355); and Mr. Cox ($9,800 in 2011), as well as employer contributions for insurance. Also includes in 2010 the amount of relocation costs of $100,000 and Board of Director fees of $12,500 to Mr. Cox.

(2)

The amounts shown in columns (e) and (f) represent the dollar amounts of share-based compensation granted in the applicable fiscal year in accordance with FASB ASC Topic 718 for performance-based restricted stock units, and stock option awards granted to each of the Named Executive Officers.

(3)	Mr. Tomasso was named Vice President of Legal & Administration and Secretary on December 7, 2010 and resigned on December 31, 2011.

(4)	Mr. Cox and Mr. Tomasso were not Named Executive Officers in 2009 and accordingly information with respect such year is not included for these individuals.

Plan-Based Awards

The following table presents individual grants of plan-based awards granted during the year ended December 31, 2011 to the Company’s Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS TABLE

								All other	All other		Grant
								stock	option		date fair
								awards:	awards:	Exercise	value of
		Estimated future payouts			Estimated future payouts			number of	number of	or base	stock
		under non-equity incentive			under equity incentive			shares of	securities	price of	and
		plan awards			plan awards (1)			stock or	underlying	option	option
Name(a)	Grant Date(b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)	units (#)(i)	options (#)(j)	awards ($/sh)(k)	awards ($)(l)(2)

Charles R. Cox	6/14/2011	-	-	-	-	20,107	-	-	-	-	150,000

Joseph E. Milliron	6/14/2011	-	-	-	-	16,756	-	-	-	-	125,000

Robert S. Muff	3/7/2011	-	-	-	-	-	-	-	25,000	7.08	103,853

Robert S. Muff	6/14/2011	-	-	-	-	10,723	-	-	-	-	80,000

John Tomasso		-	-	-	-	-	-	-	-	-	-

(1)

Restricted stock unit grants were issued to key employees in 2011 under the Company’s 1994 Stock Incentive Plan, as amended. Awards granted become eligible for vesting at the rate of 12.5% each year, with eligibility for vesting contingent upon achieving annual Earnings per Share (EPS) targets set by the Board of Directors at the time the Restricted Stock Units are granted. Up to 50% of the total award will vest on the fourth anniversary of the grant date, and an additional 12.5% will vest on each subsequent anniversary date (years 5 through 8 from the grant date) if annual EPS targets are achieved. For any year an annual EPS target is not met, vesting eligibility for the 12.5% of shares/units applicable to that year will not occur, however, a one year “catch-up” provision will apply. If the subsequent year’s EPS target is achieved, both the previous year’s 12.5% and the current year’s 12.5% will become eligible for vesting. All unvested Restricted Stock Units are forfeited if the executive leaves the company under any unapproved conditions. The EPS targets set by the Board of Directors for the year ended December 31, 2011 were not achieved.

(2)

For a description of the assumptions made in calculation the grant date fair value of the stock awards granted during fiscal 2011 in accordance with ASC 718, see Note 10 in the Company’s footnotes to its audited financial statements as filed in the Form 10-K for the year ended December 31, 2011. These amounts reflect the accounting value for these awards and do not correspond to the actual value, if any, that may be received by the Named Executive Officers for these awards.

Outstanding Equity Awards

The following table sets forth information on the outstanding awards (outstanding stock options and unvested stock awards) held by Named Executive Officers as of December 31, 2011:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Market Value
						Number of		of Shares or
	Number of Securities Underlying					Shares or		Units of Stock
	Unexercised Options (#)			Option	Option	Stock That		That Have Not
				Exercise	Expiration	Have Not		Vested
Name (a)	Exercisable (b)	Unexercisable (c)		Price ($)(e)	Date (f)	Vested (#)(g)		($)(h)(1)

Named Executive
Officers:

Charles R. Cox						20,107	(6)	126,875
	30,000	-		2.46	8/3/2014	10,000	(3)	63,100
	20,000	-		2.38	8/18/2015	-		-
	25,000	75,000	(4)	3.85	3/10/2020	-		-

Joseph E. Milliron						16,756	(6)	105,730
	100,000	-		3.14	11/30/2012	-		-
	60,000	40,000	(2)	5.07	12/10/2014	-		-

Robert S. Muff						10,723	(6)	67,662
	14,000	21,000	(5)	5.10	3/24/2020	-		-
	5,000	20,000	(5)	7.08	3/7/2021	-		-

John Tomasso	7,000	-		6.11	1/31/2012	-		-

(1)	Based on the December 31, 2011 closing price of $6.31.

(2)	The option awards for Mr. Milliron vest at 20% annually beginning December 10, 2009 and expire December 10, 2013.

(3)	Of the stock awards awarded to Mr. Cox, 10,000 vest May 28, 2012. The stock awards may not be sold while Mr. Cox is serving as a Director of the Company.

(4)	The option awards for Mr. Cox vest at 25% annually beginning March 10, 2011 and expire March 10, 2020.

(5)	The option awards for Mr. Muff vest at 20% annually beginning March 24, 2011 and March 2, 2012, respectively, and expire March 24, 2020 and March 2, 2021, respectively.

(6)

Up to 50% of the total restricted stock units will vest on June 14, 2015, and an additional 12.5% will vest on each subsequent anniversary date (years 5 through 8 from the grant date) if annual EPS targets are achieved (see “Grants of Plan-Based Awards Table”, footnote (1) for a full description of the awards).

The following table sets forth the options exercised and the stock awards vested during 2011 with respect to Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized on	Acquired	Realized
	on Exercise	Exercise	on Vesting	on Vesting
Name (a)	(#)(b)	($)(c)	(#)(d)	($)(e)

Charles R. Cox	20,000	140,200	20,000	140,800
Joseph E. Milliron	100,000	711,000	50,000	318,500

Pension Benefits

The Company does not provide or maintain a defined benefit plan for its Named Executive Officers, nor does the Company have a plan for nonqualified deferred compensation. To assist in their provisions for their retirement years, Named Executive Officers are eligible to participate in the Company’s 401(k) Plan under the same terms and conditions as all other employees of the Company and its subsidiaries.

Potential Payments on Change in Control or Upon Termination

Change in Control

In order to attract and retain qualified employees, and to encourage the continued attention and dedication of key employees to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, Furmanite has periodically entered into termination agreements with key employees of Furmanite and its subsidiaries which provide that the Company will pay certain amounts to the employee upon specified events connected to a change in control. Under the agreements, a “change in control” occurs if, under certain specified circumstances:

(i)

specified persons (generally defined as those directors serving at the effective date of the termination agreement and those appointed or recommended by such persons) cease to constitute a majority of the members of the Board;

(ii)

a merger of the Company or one of its affiliates, unless the beneficial owners of the voting securities of the Company immediately prior to such merger own at least 50 percent of the combined voting power of the Company, the surviving entity, or the parent of the surviving entity immediately after such merger;

(iii)

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or

(iv)	a sale, transfer, lease or other disposition of all or substantially all of the Company’s assets is consummated.

If a change in control occurs and the employment of certain Named Executive Officer terminates, other than due to the Named Executive Officer’s death or disability or by termination of employment by the Company for cause (as defined in each agreement), the Company will pay such Named Executive Officer a specified percentage (299% in the case of Mr. Milliron) of the Named Executive Officer’s annualized base salary immediately prior to the change in control.

In addition to the payment of a percentage of annualized salary discussed above,

a)

all stock and option awards held by the Named Executive Officer shall immediately become vested, exercisable, and non-forfeitable and all conditions thereof shall be deemed to have been satisfied, subject to the terms and conditions of the plan or agreement by which they were granted.

b)

the Company shall pay to the Named Executive Officer the undiscounted value of any contributions which the Company would have made to the Named Executive Officer’s account with the Company’s 401(k) Plan had employment of the Named Executive Officer continued (for three years in the case of Mr. Milliron).

c)	the Company shall continue any provisions of accident and health insurance benefits being provided to the Named Executive Officer (for a period of three years for Mr. Milliron).

d)

the Company shall provide any benefits under any post-retirement health care insurance plans then in effect to which the Named Executive Officer would have become entitled had the Named Executive Officer’s employment continued (for a period of three more years in the case of Mr. Milliron).

Should payments to the Named Executive Officer be subject to the excise tax of Section 4999 of the Internal Revenue Code or any similar tax payable under any United States federal, state, or local statute, then, subject to certain conditions within the termination agreements, the Company shall pay additional amounts to the Named Executive Officer so as to place the Named Executive Officer in the same economic position such Named Executive Officer would have been in had no excise tax been imposed.

The following table shows the amounts (in dollars) which would be payable to the Named Executive Officers under the termination agreements if such a change in control of the Company would have occurred at December 31, 2011:

	Total Value					Value of
	as a		Provision	Rights to		Restricted
	Multiple of	Undiscounted	for Accident	Post		Stock	Gross Up
	Annualized	Company	& Health	Retirement	Value of	Awards	for
	Base Salary	401K Match	Insurance	Health	Unexercisable	that would	Excise	Total ($)
Name	($)	($)	Benefits ($)	Care ($) (2)	Options ($) (1)	Vest ($)	Taxes ($)	Compensation
Joseph E.
Milliron	1,196,000	44,100	34,699	-	49,600	-	-	1,324,399

(1)	Calculated as the difference between the December 31, 2011 closing price of the stock and the exercise price of the option.

(2)	Retiree pays 100% of the cost of benefit.

Termination Compensation Not In Connection with a Change in Control

The Company does not have employment contracts or agreements with its Named Executive Officers. In the event of termination for whatever reason, other than related to a change in control of the Company as discussed above, such individuals would be entitled to participate in the same post termination benefits and subject to the same conditions as all other employees of the Company and its subsidiaries.

Compensation of Non-Employee Directors

The Board of Directors provides compensation plans to attract and retain qualified individuals to serve on the Company’s Board of Directors. Each non-employee director is paid an annual cash retainer fee for service on the board as well as all committees, and receives periodic equity-based awards. The Board of Directors provides a mix of cash and periodic equity-based awards to more closely align their interests with the stockholders.

The table below sets forth the compensation the Company paid to its non-employee directors for service during 2011.

DIRECTOR COMPENSATION

		Stock
	Earned or Paid	Awards
Name (a)	in Cash ($)(b)	($)(c)	Total ($)(h)

Sangwoo Ahn	95,000 (1)	70,800	165,800
Kevin R. Jost	75,000	70,800	145,800
Hans Kessler	75,000	70,800	145,800
Ralph Patitucci	18,750	68,900	87,650

(1)	Effective June 14, 2011, the annual compensation of Mr. Ahn was increased to $100,000 in recognition of his service as Presiding Non-Executive Director and Audit Committee chair.

The fee shown in column (b) above includes compensation for service earned and accrued in 2011 on the Board and all Committees.

The amounts shown in column (c) represent the amounts recognized in accordance with FASB ASC 718. At December 31, 2011, Mr. Ahn and Mr. Kessler each had outstanding stock options for 50,000 shares of common stock and Messrs. Ahn and Kessler each had 50,000 shares of unvested stock awards. Messrs. Jost and Patitucci had 20,000 and 10,000 shares, respectively, of unvested stock awards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors of the Company, which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Grant Thornton LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States.

In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements with management and Grant Thornton LLP, the Company’s independent registered public accounting firm.

2)

The Audit Committee has discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3)

The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

4)

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the fiscal year ended December 31, 2011, for filing with the SEC.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

Members of the Audit Committee

Sangwoo Ahn, Chairman

Kevin R. Jost

Hans Kessler

Ralph Patitucci

Dated: March 29, 2012

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP, the Company’s independent accountants for the year ended December 31, 2011 has advised the Company that it will have in attendance at the May 11, 2012 Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make a statement if they wish to do so.

The following table sets forth the aggregate fees billed for professional services rendered by the Company’s independent accountants for 2011 and 2010:

	Years Ended December 31,
	2011	2010
Audit Fees (1)	$617,562	$578,281
Audit-related Fees (2)	31,965	30,883
Tax Fees (3)	64,341	19,659
All Other Fees	4,650	-

Total	$718,518	$628,823

(1)

Fees for the audit of the Company’s annual financial statements, including fees related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the Company’s independent accountants in connection with statutory and regulatory filings or engagements for the fiscal year shown.

(2)	Fees for employee benefit plan audits.

(3)

Tax fees consist of fees billed for tax services that are unrelated to the audit of the Company’s financial statements and include assistance with respect to federal, state, local and foreign compliance, approved tax planning and other tax advice.

The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the SEC rules requiring pre-approval of audit and non-audit services, 100% of the services identified in the preceding table were pre-approved by the Audit Committee.

The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2011 was compatible with maintaining the principal accountants’ independence.

Company Policies Regarding Related Party Transactions

We do not have a written approval policy for transactions between the Company and its executive officers and directors. However, any proposed related transactions must be approved in accordance with both applicable law and applicable NYSE rules. For approval, a committee of independent directors of the Board must approve any transaction that requires disclosure in the Company’s proxy statement pursuant to Item 404 of Regulation S-K.

A related party is defined as any person who is, or was at any time during the most recently completed fiscal year, a director or executive officer of the Company; a nominee for director; or an immediate family member of a director or executive officer of the Company or director nominee; or any person who, at the time the transaction in which such person had a direct or indirect material interest occurred or existed, either beneficially owned five percent (5%) or more of the outstanding stock of a class of equity of the Company or was an immediate family member of such security holder. A transaction is defined by the Company as, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

For the past fiscal year, no related party has any direct or indirect material interest in any transaction(s) or series of similar transactions to which the Company was or is to be a participant where the amount involved exceeded $120,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2011, about the Company’s equity compensation plans:

		Weighted-Average
	Number of Securities	Exercise Price of	Number of Securities
	to be Issued upon	Outstanding	Remaining Available
	Exercise of	Options,	for Future Issuance
	Outstanding Options,	Warrants and	Under Equity
Plan Category	Warrants and Rights	Rights	Compensation Plans
Equity Compensation Plans Approved by Security Holders (1)	1,028,500	$5.12	1,795,452
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	696,735	(2)

Total	1,028,500	$5.12	2,492,187

(1)	All information pertains to the Furmanite Corporation Stock Incentive Plan.

(2)

Includes 696,735 shares of Furmanite Common Stock available for issuance with regard to future option grants, if any, under the Furmanite Corporation Key Employee Stock Incentive Plan, which excludes directors and executive officers of the Company and its subsidiaries.

OTHER MATTERS

At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the 2012 Annual Meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of Furmanite’s 2011 Annual Report is available, without charge, on the internet at www.furmanite.com or upon written request to the Investor Relations Department, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042.

The preparation and delivery costs of the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material as requested to stockholders of Furmanite, the Company has retained Broadridge Financial Solutions, Inc. and D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold Furmanite common stock and to request authority for execution of the proxies. The Company will pay them an aggregate fee of approximately $30,000, excluding expenses, for implementation and processing and will reimburse banks and brokers for their reasonable, out-of-pocket expenses incurred in connection with the distribution of proxy materials. Certain of the Company’s officers or employees may solicit the return of proxies by telephone, personal interview or other electronic means.

Householding of Proxies

For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

Once you have received notice from your broker or the Company, that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and proxy statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement by sending a written request to Investor Relations Department, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042 or by telephoning (972) 699-4000. A separate copy of the requested materials will be sent promptly following receipt of your request.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any proposals of holders of common stock intended to be presented at the Company’s 2013 Annual Meeting of Stockholders must be received by the Company, addressed to Robert S. Muff, Principal Financial Officer, Furmanite Corporation, 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042, no later than November 29, 2012 to be included in the Proxy Statement and form of proxy relating to that meeting Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Company’s proxy materials in accordance with the applicable requirements.

Under the Nominating and Governance Committee charter, a stockholder may nominate one or more persons for election as directors at any annual meeting of stockholders, provided, that any such recommendation is submitted in writing to the Secretary of the Company and is accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee himself affirming that he will agree to serve as a director of the Company if elected. In addition, any recommendation must comply with all applicable requirements of the Exchange Act, the rules and regulations there under, and all other policies and procedures of the Company related to such matters. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

Proxies for Furmanite’s Annual Meeting of Stockholders to be held in the year 2013 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives written notice, addressed to the Company’s Principal Financial Officer no later than November 29, 2012, that the matter will be presented at the meeting and (ii) the Company fails to include in its proxy statement the meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

By Order of the Board of Directors

Charles R. Cox

Chairman of the Board and

Chief Executive Officer

Dated: March 29, 2012

FURMANITE 10370 RICHMOND AVENUE, 6TH FLOOR HOUSTON, TEXAS 77042

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	0	0	0
1. Election of Directors Nominees
01 Charles R. Cox 02 Sangwoo Ahn 03 Kevin R. Jost 04 Ralph Patitucci

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2. Advisory approval of the Company’s executive compensation	0	0	0

NOTE: The directors of the Company up for election, if elected, will hold office until the 2013 annual meeting of stockholders or until their successors have been duly elected and qualified.

For address change/comments, mark here. (see reverse for instructions)	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

FURMANITE CORPORATION

This proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

May 11, 2012 at 9:30 a.m. CDT

The stockholder(s) hereby appoint(s) Charles R. Cox and Robert S. Muff, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Furmanite Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Central Time on May 11, 2012, at 10370 Richmond Avenue, 6th Floor, Houston, Texas 77042, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side